Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Announces Agreement to Sell

Its CNS Division to NETGEAR

AURORA, IL, March 18, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced that it has entered into a definitive agreement to sell substantially all of the assets of Westell’s Customer Networking Solutions division (other than certain retained business and Westell’s HomeCloud business) to NETGEAR, Inc. for $33.5 million in cash, subject to certain adjustments. For the 12 months ended December 31, 2010, revenue attributable to the CNS business being sold was approximately $39.5 million and revenue attributable to the retained CNS business was approximately $40.4 million. The retained business is expected to account for significant revenue in Westell’s fiscal year ending March 31, 2012. The transaction is subject to a number of closing conditions, including Westell having obtained specified third-party consents. The transaction is expected to close during the second calendar quarter of 2011.

“The sale of our CNS business completes a major strategic step for Westell,” said Rick Gilbert, Westell’s chairman and chief executive officer. “It allows us to focus on our more profitable Outside Plant Systems and Conference Plus divisions. We are extremely proud of the remarkable progress that CNS has made over the last two years, and we are confident that the operation will continue to provide outstanding products and customer service as part of NETGEAR. At the same time, this is clearly the right thing to do for our shareholders.”

Conference Call Information

Westell Management will address questions regarding the CNS transaction and Westell during an investor conference call on Tuesday, March 22, 2011 at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus®), a Westell subsidiary, will manage Westell’s conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westellinvestor

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on March 22, 2011, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on March 22 by dialing ConferencePlus at 1-888-206-4073 no later than 9:15 AM, Eastern Time and using confirmation number 29340259. International participants may dial 1-847-413-9014.

An archive of the entire conference will be available for four weeks via Westell’s website or via Digital Audio Replay following the conclusion of the conference. The replay of the conference can be accessed by dialing 1-888-843-7419 or 1-630-652-3042 and entering 7702527#.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel, the ability to consummate the sale of a portion of the CNS division and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2010 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.